VALHI DECLARES QUARTERLY DIVIDEND

DALLAS, TEXAS . . . February 23, 2012 . . . Valhi, Inc. (NYSE:  VHI) announced today that its board of directors has declared a regular quarterly dividend of twelve and one-half cents ($0.125) per share on its common stock, payable on March 29, 2012 to stockholders of record at the close of business on March 8, 2012.

Valhi, Inc. is engaged in the titanium dioxide products, component products (security products, furniture components and performance marine components) and waste management industries.

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